Exhibit 99.1

WABCO Reports Q2 2010 Results, Posts Another Strong Rise in Sales and

Profit Amid Industry Recovery; Raises Guidance for 2010

•	Q2 2010 sales of $512 million, up 62 percent from a year ago and up 65 percent in local currencies

•	Q2 2010 operating margin of 10.3 percent on a performance basis, up from negative 1.7 percent a year ago; operating margin of 9.8 percent on a U.S. GAAP basis, up from negative 2.4 percent a year ago

•

Q2 2010 diluted EPS of $0.63 on a performance basis, up from a loss of $0.07 a year ago; diluted EPS of a loss of $5.68 on a U.S. GAAP basis due to the previously announced European Commission fine indemnification of $400.4 million, compared with a loss of $0.27 a year ago

•

In Q2 2010, WABCO generated $89.5 million in net cash from operating activities and $74.9 million of free cash flow, including $50.5 million in cash generated by the company’s asset securitization program and after payment of $6.5 million for streamlining expenses

•

Raises guidance for full year 2010 sales growth to range from 35 to 40 percent in local currencies, up from 30 to 35 percent; raises guidance for full year 2010 diluted EPS to now range from $1.95 to $2.20 on a performance basis; updates guidance on a U.S. GAAP basis to a loss ranging from $4.36 to $4.11 per share

BRUSSELS, Belgium, July 28, 2010 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q2 2010 sales of $512 million, up 62 percent from a year ago and up 65 percent in local currencies, reflecting a gain in momentum for the recovery of the industry globally.

“This quarter, for the first time in two years, every region of the world showed year-on-year growth in truck and bus production, marking another step toward recovery for the commercial vehicle industry. Each region grew by 50 percent or more, except North America, which increased by 12 percent. In Europe, truck and bus production expanded by 73 percent in Q2 2010,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “As expected, market conditions continue to evolve differently by country, with China, India and Brazil accounting for 70 percent of the world’s truck and bus production in the second quarter.”

“We increased sales worldwide by 65 percent in local currencies, continuing to outperform the market in every region of the world,” said Esculier. “Our sales growth further benefited from WABCO’s well anchored position in fast growing emerging markets such as China, India and Brazil, where we continue successfully to increase penetration of new technologies and systems, resulting in higher value of WABCO content per vehicle.”

“Also as reported in July, we formed WABCO Reman Solutions, a new business to remanufacture components for commercial and passenger vehicles that will initially serve customers in Europe and North America while expanding into Asia in due course,” said Esculier. “This innovative operation creates an opportunity for growth in our aftermarket business as we target new revenues in the rapidly expanding market for high quality, environmentally friendly, remanufactured electronic, mechatronic and mechanical components.”

WABCO reported Q2 2010 performance operating income of $52.6 million, up from a $5.5 million loss a year ago, while operating income was $50.1 million on a U.S. GAAP basis, up from a $7.6 million loss a year ago. This strong increase in performance operating income in Q2 2010 represents an incremental operating margin of 28 percent, excluding the impact from foreign exchange translations.

WABCO reported Q2 2010 performance operating margin of 10.3 percent, up from a negative 1.7 percent a year ago, while operating margin was 9.8 percent on a U.S. GAAP basis, up from a negative 2.4 percent a year ago.

Q2 2010 performance EBIT was $50.5 million, up from a $1.6 million loss a year ago, while reported EBIT was a loss of $353.0 million, due to the previously announced European Commission fine indemnification of $400.4 million, versus a $15.3 million loss a year ago. As a result, WABCO reported Q2 2010 performance net income of $41.5 million or $0.63 per diluted share versus a performance net loss of $4.7 million or a loss of $0.07 per diluted share a year ago, and a Q2 2010 U.S. GAAP net loss of $365.4 million or $5.68 per diluted share versus a net loss of $17.4 million or a loss of $0.27 per diluted share a year ago.

WABCO generated $89.5 million in net cash from operating activities in Q2 2010 and $74.9 million of free cash flow, which included a benefit of $50.5 million in cash from the sale of accounts receivables into the company’s asset securitization program. Excluding payments of $6.5 million associated with streamlining and excluding the benefit of selling accounts receivable in the quarter, free cash flow in Q2 2010 totaled $30.9 million, which is a conversion of 88 percent of net income excluding the impact of the European Commission fine indemnification.

“Our results in Q2 2010 take another step in confirming WABCO’s powerful ability to transform growth into outstanding profitability. Capitalizing on our exceptional efforts in 2009, including our significantly reduced cost structure, WABCO achieved an incremental gross profit margin of 40 percent this quarter while delivering an incremental operating profit margin of 28 percent, despite increasingly difficult sourcing conditions,” said Esculier. “WABCO’s Operating System, one of our industry’s most advanced management environments, has continued to generate the necessary flexibility to adapt to fast changing markets while delivering $16.3 million of materials and conversion productivity in Q2 2010, with materials productivity representing 4.4 percent of total materials cost.”

“Based on our strong results in the first half of this year and with market developments now looking more positive than originally anticipated, we have raised WABCO’s previously announced full year 2010 guidance,” said Esculier.

Recent Highlights

In July 2010, WABCO announced that it has established WABCO Reman Solutions, an operating unit that will specialize in remanufacturing electronic and mechatronic components as well as traditional mechanical products for commercial vehicles and passenger cars. WABCO is targeting new revenues in the rapidly growing market for high quality, environmentally friendly remanufactured components. WABCO Reman Solutions will initially serve original equipment manufacturers and tier-one suppliers of commercial, passenger and agricultural vehicles in Europe and North America while expanding into Asia in due course.

Also in July 2010, WABCOWÜRTH Workshop Services, the company’s joint venture with Würth Group, introduced W.EASY, the industry’s first multi-brand diagnostic system for commercial vehicles with integrated WABCO system diagnostics. It is a single, comprehensive solution for diagnostics of electronically controlled technology embedded in trucks, buses and trailers. W.EASY enables workshops to operate more efficiently while contributing to profitability.

Recently, WABCO announced that its WABCO-TVS subsidiary in India has been recognized with a gold award for quality excellence from Ashok Leyland, one of India’s largest manufacturers of commercial vehicles. Currently, WABCO is adapting for Ashok Leyland its OptiDrive™ modular automated manual transmission system, a breakthrough in transmission automation technology and one of the most creatively engineered products in WABCO’s portfolio. WABCO’s OptiDrive system is expected to be in volume production in early 2011.

Meritor WABCO, the company’s joint venture in North America, recently earned the quality excellence award from Hino Motors Manufacturing U.S.A. Hino awarded its highest honor for product quality to Meritor WABCO for the second year in a row. It recognizes Meritor WABCO’s facility in Hebron, Kentucky, which achieved a perfect defect rate of zero parts-per-million during 2009. The Hebron plant supplies Hino with pneumatic and hydraulic anti-lock braking (ABS) systems.

In Q2 2010, WABCO’s aftermarket service network of workshops reached a new milestone of 1,600 partners worldwide, an increase of 17 percent versus a year ago. It marks significant coverage across Europe while progressively expanding WABCO service centers and service points in emerging markets. WABCO continues to upgrade its levels of aftermarket service and technology diagnostic systems in more than 110 countries. WABCO service partners are certified using the commercial vehicle industry’s most stringent criteria involving training of personnel and qualification of equipment and professional workshop practices.

Meritor WABCO announced in Q2 2010 the availability of its single piston PAN 22 series air disc brake on three different models of Meritor trailer suspensions. At 79 pounds (35.8 kilograms) including pads, the PAN 22 weighs less than any other air disc brake in its class while delivering powerful braking performance. It also has larger, thicker pads than competitive designs, which results in longer pad replacement intervals.

In Q2 2010, WABCO announced that it has entered into a long term agreement with a global manufacturer of commercial vehicles headquartered in Europe to supply WABCO’s most advanced, new generation air disc brakes for medium duty trucks starting in 2013 for series production in Europe. WABCO’s new contract with one of the world’s largest manufacturers of commercial vehicles is on a sole supplier basis for 17- and 19-inch brake applications for medium duty trucks. It substantially extends WABCO’s existing agreement to supply braking technology for medium duty trucks.

WABCO reported in Q2 2010 that it is supplying MAN Latin America in support of their contract with the federal government in Brazil to produce 4,000 school buses featuring improved vehicle safety and passenger comfort. MAN Latin America, the market leader in Brazil, is part of the MAN Group, one of Europe’s leading manufacturers of commercial vehicles and diesel engines. As part of a national program to modernize the school bus fleet in Brazil, the federal government has ordered 4,000 of MAN Latin America’s Volksbus buses, the vehicle maker’s largest delivery ever.

In Q2 2010, WABCO announced its support for the Brazilian federal government’s mandate that makes anti-lock braking systems (ABS) compulsory on new trucks, buses and trailers in a phased approach starting in 2013 to further increase vehicle and road safety. The Brazilian government’s new legislation will be applied nationally in two phases: starting in January 2013, 40 percent of commercial vehicles produced by each original equipment manufacturer must be equipped with ABS; as of January 2014, all new commercial vehicles must have ABS. Presently, a small percentage of new commercial vehicles registered in Brazil are equipped with ABS. WABCO is by far the local market’s leading technology supplier.

WABCO Raises Full Year 2010 Guidance

Raising its full year 2010 guidance, WABCO now expects an estimated increase in 2010 sales of 35 to 40 percent in local currencies, up from 30 to 35 percent in its previous guidance.

WABCO has also raised its full year 2010 guidance for performance operating margin to range from 8.5 to 9.5 percent, up from its previous guidance of 8 to 9 percent, and operating margin on a U.S. GAAP basis to range from 8.2 to 9.2 percent, up from its previous guidance of 7.7 to 8.7 percent.

Furthermore, WABCO has raised its full year 2010 guidance for diluted earnings per share on a performance basis to range from $1.95 to $2.20, an upgrade of previous guidance that ranged from $1.75 to $2.05. After integrating the impact of the previously announced indemnification of the European Commission fine, WABCO has adjusted its full year 2010 guidance for diluted earnings per share on a U.S. GAAP basis to a loss ranging from $4.36 to $4.11 per share, replacing previous guidance of a loss ranging from $4.55 to $4.24 per share.

WABCO reiterates that it expects to convert between 80 and 90 percent of its net income into free cash flow, excluding the European Commission fine indemnification as well as streamlining and separation related payments.

“Markets that we serve around the world continue to develop favorably, further strengthening the conditions for WABCO to perform on our three-pillar strategy of technology leadership, global expansion and excellence in execution,” said Esculier. “At last, the long delayed decision by the European Commission is behind us, and now more than ever, we can leverage the full power of our business, taking steps forward with sufficient resources to fully pursue WABCO’s growth opportunities.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2010 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 28 until midnight August 28, 2010. Replay dial-in number is +1 706 645 9291 and U.S. toll-free dial-in number is 800 642 1687. Pass code is 83264235.

About WABCO

WABCO Vehicle Control Systems (NYSE: WBC) is a leading supplier of safety and control systems for commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability, and transmission automation systems supplied to the world’s leading commercial truck, trailer, and bus manufacturers. With sales of $1.5 billion in 2009, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2010 results, several tables follow this news release. EBIT and sales excluding the effects of foreign exchange are non-GAAP financial measures. Additionally, operating income, EBIT, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the European Commission fine indemnification, the one-time impact from the Indian joint venture transactions, and discrete and other one-time tax items, as applicable. Lastly, free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q2 2010 Data Supplement Sheet

•	Six Months Ended June 30 2010 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2010 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
(Amounts in millions, except share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$512.3	$316.0	$1,003.3	$649.9
Cost of sales	362.5	244.8	713.5	499.0
Streamlining expenses	0.5	3.7	0.4	25.2

Gross profit	149.3	67.5	289.4	125.7
Cost and expenses:
Selling and administrative expenses	75.4	58.6	150.9	118.2
Product engineering expenses	20.2	20.1	40.7	37.9
Streamlining expenses	0.8	2.4	0.8	11.8
Other operating expenses, net	2.8	(6.0)	3.7	(4.6)

Operating income/(loss)	50.1	(7.6)	93.3	(37.6)

Equity income of unconsolidated joint ventures	1.9	5.3	3.7	0.5
Other non-operating expenses, net	(1.6)	(0.5)	(4.9)	(1.4)
European Commission fine indemnification	(400.4)	—	(400.4)	—
Fair value adjustment/(charge) of the noncontrolling interest prior to taking control	—	(12.1)	—	(12.1)
Interest (expense)/income, net	(0.3)	0.3	(0.7)	0.7

Loss before income taxes	(350.3)	(14.6)	(309.0)	(49.9)

Income taxes	12.1	2.4	19.8	3.0

Net loss including noncontrolling interest	(362.4)	(17.0)	(328.8)	(52.9)

Less: Net income attributable to noncontrolling interest	3.0	0.4	5.9	0.8

Net loss	$(365.4)	$(17.4)	$(334.7)	$(53.7)

Net loss per common share
Basic	$(5.68)	$(0.27)	$(5.21)	$(0.84)
Diluted	$(5.68)	$(0.27)	$(5.21)	$(0.84)

Common shares outstanding
Basic	64,386,231	64,003,281	64,285,410	63,993,159
Diluted	64,386,231	64,003,281	64,285,410	63,993,159

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

	June 30, 2010	December 31, 2009

	(Unaudited)	(Audited)
(Amounts in millions)
ASSETS
Current assets:
Cash and cash equivalents	$379.5	$350.2
Accounts receivable, less allowance for doubtful accounts: $7.6 in 2010; $9.3 in 2009	256.2	264.2
Inventories	159.3	155.3
Future income tax benefits	10.6	4.6
Other current assets	71.7	41.4

Total current assets	877.3	815.7

Facilities, less accumulated depreciation	323.8	368.2
Goodwill	345.2	399.4
Capitalized software costs, net of accumulated amortization: $158.1 in 2010; $154.5 in 2009	18.3	22.0
Long-term future income tax benefits	56.1	56.2
Investments in unconsolidated joint ventures	12.2	11.1
Patents & intangibles	19.4	21.7
Other assets	20.2	21.3

Total Assets	$1,672.5	$1,715.6

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$0.6	$1.7
Accounts payable	132.5	111.2
Accrued payroll	92.0	68.8
Current portion of warranties	37.8	43.1
Taxes payable	10.2	11.4
Indemnification liabilities	409.9	11.6
Streamlining liabilities	15.0	31.7
Other accrued liabilities	95.7	75.7

Total current liabilities	793.7	355.2

Long-term debt	144.2	154.4
Post-retirement benefits	303.3	355.6
Deferred tax liabilities	26.0	25.8
Long-term indemnification liabilities	24.6	27.9
Long-term income tax liabilities	67.0	69.8
Other liabilities	41.2	48.0

Total Liabilities	1,400.0	1,036.7

Total Equity	272.5	678.9

Total Liabilities & Equity	$1,672.5	$1,715.6

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(Amounts in millions)	2010	2009
Operating activities:
Net loss including noncontrolling interest	$(362.4)	$(17.4)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	16.4	17.2
Amortization of capitalized software and other intangibles	4.1	6.3
Fair value adjustment of the noncontrolling interest prior to taking control	—	12.1
Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.1)	(3.4)
Non-cash stock compensation	3.4	3.0
Loss on sale or disposal of facilities	0.2	0.4
Gain on divestitures	—	0.8
European Commission fine indemnification	400.4	—
Changes in assets and liabilities:
Accounts receivable	46.9	41.1
Inventories	(8.4)	21.8
Accounts payable	8.4	(4.6)
Other accrued liabilities and taxes	23.1	(9.5)
Post-retirement benefits	—	(3.1)
Other current and long-term assets	(42.6)	1.0
Other long-term liabilities	0.1	(4.6)

Net cash provided by operating activities	89.5	61.1

Investing activities:
Purchases of property, plant and equipment	(12.7)	(13.5)
Investments in capitalized software	(1.9)	(4.2)
(Acquisitions)/divestitures, net	—	(7.4)

Net cash used in investing activities	(14.6)	(25.1)

Financing activities:
Net repayments of long-term debt	(0.1)	—
Net repayments of revolving credit facilities	(10.0)	(21.0)
Net (repayments)/borrowings of short-term debt	(1.4)	9.0
Dividends to non-controlling interest holders	(1.8)	—
Proceeds from exercise of stock options	1.3	—

Net cash used by financing activities:	(12.0)	(12.0)

Effect of exchange rate changes on cash and cash equivalents	(29.4)	22.5

Net increase in cash and cash equivalents	33.5	46.5
Cash and cash equivalents at beginning of period	346.0	326.1

Cash and cash equivalents at end of period	$379.5	$372.6

WABCO HOLDINGS INC.

Q2 2010 Data Supplement Sheet (Unaudited)

	Quarter Ended June 30,
(Amounts in millions, except per share data)	2010	% of Sales/ Adj Sales	2009	% of Sales/ Adj Sales	Chg vs. 2009	% Chg vs. 2009
Sales
Reported	$512.3		$316.0		$196.3	62.1%
Foreign exchange translational effects	8.1		—		8.1

Adjusted Sales	$520.4		$316.0		$204.4	64.7%

Gross Profit
Reported	$149.3	29.1%	$67.5	21.4%	$81.8	121.2%
Streamlining costs	0.5		3.6		(3.1)
Separation costs	0.2		0.3		(0.1)

Performance Gross Profit	$150.0	29.3%	$71.4	22.6%	$78.6	110.1%
Foreign exchange translational effects	3.9		—

Adjusted Gross Profit	$153.9	29.6%	$71.4	22.6%	$82.5	115.5%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$99.2	19.4%	$75.1	23.8%	$24.1	32.1%
Streamlining costs	(0.7)		(2.4)		1.7
Separation costs	(1.1)		4.2		(5.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$97.4	19.0%	$76.9	24.3%	$20.5	26.7%
Foreign exchange translational effects	3.9		—

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$101.3	19.5%	$76.9	24.3%	$24.4	31.7%

Operating Income/(Loss)
Reported	$50.1	9.8%	$(7.6)	-2.4%	$57.7	+++
Streamlining costs	1.2		6.0		(4.8)
Separation costs	1.3		(3.9)		5.2

Performance Operating Income/(Loss)	$52.6	10.3%	(5.5)	-1.7%	58.1	+++
Foreign exchange translational effects	—		—

Adjusted Operating Income/(Loss)	$52.6	10.1%	$(5.5)	-1.7%	$58.1	+++

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$50.1		$(7.6)		$57.7
Equity in Income of Unconsolidated Joint Venture	1.9		5.3		(3.4)
Other non-operating expenses, net	(1.6)		(0.5)		(1.1)
EC fine	(400.4)		—		(400.4)
Fair value adjustment/(charge) of the noncontrolling interest prior to taking control	—		(12.1)		12.1
Net income attributable to noncontrolling interest	(3.0)		(0.4)		(2.6)

EBIT	$(353.0)	-68.9%	$(15.3)	-4.8%	$(337.7)	+++
Streamlining costs	1.2		6.0		(4.8)
Separation costs	1.9		(3.9)		5.8
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.6		(11.6)

Performance EBIT (Earnings Before Interest and Taxes)	$50.5	9.9%	$(1.6)	-0.5%	$52.1	+++
Foreign exchange translational effects	—		—

Adjusted EBIT (Earnings Before Interest and Taxes)	$50.5	9.7%	$(1.6)	-0.5%	$52.1	+++

Pre-Tax (Loss)/Income
EBIT	$(353.0)		$(15.3)		$(337.7)
Interest (expense)/income, net	(0.3)		0.3		(0.6)

Pre-Tax Loss	$(353.3)		$(15.0)		$(338.3)
Streamlining costs	1.2		6.0		(4.8)
Separation costs	1.9		(3.9)		5.8
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.6		(11.6)

Performance Pre-Tax Income/(Loss)	$50.2		$(1.3)		$51.5

Net Income/(Loss)
Reported Net Income/(Loss)	$(365.4)		$(17.4)		$(348.0)
Streamlining cost, net of tax	1.0		5.2		(4.2)
Tax items	3.8		1.4		2.4
Separation costs, net of tax and separation related taxes	1.7		(4.3)		6.0
EC fine	400.4		—		400.4
Impact from India JV transaction	—		10.4		(10.4)

Performance Net Income/(Loss)	$41.5		$(4.7)		$46.2

Performance Net Income/(Loss) per Diluted Common Share	$0.63		$(0.07)
Common Shares Outstanding - Diluted	66.1		64.0

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘09	204.4		204.4
Increase in adjusted income from ‘09	82.5		58.1

Incremental Income as a % of Sales	40%		28%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Six Months Ended June 2010 Data Supplement Sheet

(Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2010	% of Sales/ Adj Sales	2009	% of Sales/ Adj Sales	Chg vs. 2009	% Chg vs. 2009
Sales
Reported	$1,003.3		$649.9		$353.4	54.4%
Foreign exchange translational effects	(28.2)		—		(28.2)

Adjusted Sales	$975.1		$649.9		$325.2	50.0%

Gross Profit
Reported	$289.4	28.8%	$125.7	19.3%	$163.7	130.2%
Streamlining costs	0.4		25.1		(24.7)
Separation costs	0.5		0.6		(0.1)

Performance Gross Profit	$290.3	28.9%	$151.4	23.3%	$138.9	91.7%

Foreign exchange translational effects	(6.1)		—

Adjusted Gross Profit	$284.2	29.1%	$151.4	23.3%	$132.8	87.7%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$196.1	19.5%	$163.3	25.1%	$32.8	20.1%
Streamlining costs	(0.8)		(11.8)		11.0
Separation costs	(2.2)		2.4		(4.6)

Performance Selling, Administrative, Product Engineering Expenses and Other	$193.1	19.2%	$153.9	23.7%	$39.2	25.5%

Foreign exchange translational effects	(2.1)		—

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$191.0	19.6%	$153.9	23.7%	$37.1	24.1%

Operating Income/(Loss)
Reported	$93.3	9.3%	$(37.6)	-5.8%	$130.9	+++
Streamlining costs	1.2		36.9		(35.7)
Separation costs	2.7		(1.8)		4.5

Performance Operating Income/(Loss)	$97.2	9.7%	(2.5)	-0.4%	99.7	+++

Foreign exchange translational effects	(4.0)		—

Adjusted Operating Income/(Loss)	$93.2	9.6%	$(2.5)	-0.4%	$95.7	+++

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$93.3		$(37.6)		$130.9
Equity in Income/(Loss) of Unconsolidated Joint Venture	3.7		0.5		3.2
Other non-operating expenses, net	(4.9)		(1.4)		(3.5)
EC fine	(400.4)		—		(400.4)
Fair value adjustment/(charge) of the noncontrolling interest prior to taking control	—		(12.1)		12.1
Net income attributable to noncontrolling interest	(5.9)		(0.8)		(5.1)

EBIT	$(314.2)	-31.3%	$(51.4)	-7.9%	$(262.8)	+++

Streamlining costs	1.1		37.0		(35.9)
Separation costs	5.5		(1.0)		6.5
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.6		(11.6)

Performance EBIT (Earnings Before Interest and Taxes)	$92.8	9.2%	$(3.8)	-0.6%	$96.6	+++

Foreign exchange translational effects	(3.9)		—

Adjusted EBIT (Earnings Before Interest and Taxes)	$88.9	9.1%	$(3.8)	-0.6%	$92.7

Pre-Tax (Loss)/Income
EBIT	$(314.2)		$(51.4)		$(262.8)
Interest (expense)/income, net	(0.7)		0.7		(1.4)

Pre-Tax Loss	$(314.9)		$(50.7)		$(264.2)

Streamlining costs	1.1		37.0		(35.9)
Separation costs	5.5		(1.0)		6.5
EC fine	400.4		—		400.4
Impact from India JV transaction	—		11.6		(11.6)

Performance Pre-Tax Income/(Loss)	$92.1		$(3.1)		$95.2

Net Income/(Loss)
Reported Net Loss	$(334.7)		$(53.7)		$(281.0)
Streamlining cost, net of tax	1.0		33.1		(32.1)
Tax items	3.8		2.2		1.6
Separation costs, net of tax and separation related taxes	4.6		(2.0)		6.6
EC fine	400.4		—		400.4
Impact from India JV transaction	—		10.4		(10.4)

Performance Net Income/(Loss)	$75.1		$(10.0)		$85.1

Performance Net Income/(Loss) per Diluted Common Share	$1.14		$(0.16)

Common Shares Outstanding - Diluted	65.9		64.0

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended June 30,
	2010	2009

Net Cash Provided by Operating Activities	$89.5	$61.1

Deductions or Additions to Reconcile to Free Cash Flow:
Purchases of property, plant, equipment and computer software	(14.6)	(17.7)

Free Cash Flow	$74.9	$43.4

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2010 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous Full Year 2010 Estimate	Revised Full Year 2010 Estimate

Operating Income

Reported Operating Income Margin	7.7% - 8.7%	8.2% - 9.2%
Streamlining cost, impact to margin	—	0.1%
Separation costs, impact to margin	0.3%	0.2%

Performance Operating Income Margin	8.0% - 9.0%	8.5% - 9.5%

Net Income

Reported Net Income	(293.0) - ($273.2)	(280.8) - ($264.4)
Streamlining cost, net of tax	—	1.0
Tax items	2.0	2.0
EC fine	400.4	400.4
Separation costs, net of tax and separation related taxes	6.5	6.5

Performance Net Income	$115.9 - $135.7	$129.1 - $145.5

Reported Net Income per Diluted Common Share	($4.55) - ($4.24)	($4.36) - ($4.11)

Performance Net Income per Diluted Common Share	$1.75 - $2.05	$1.95 - $2.20

Diluted common shares outstanding (Reported)	64.4	64.4

Diluted common shares outstanding (Performance)	66.2	66.2

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.